Exhibit 99.1

Tharimmune Announces $2.02 Million Private Placement to Advance Development Programs

BRIDGEWATER, N.J. / ACCESSWIRE / December 6, 2024 – Tharimmune, Inc. (Nasdaq: THAR) (“Tharimmune” or the “Company”), a clinical-stage biotechnology company committed to pioneering therapies in immunology and inflammation, today announced it has entered into a securities purchase agreement to raise gross proceeds of approximately $2.02 million through a private placement.

The agreement includes the issuance of 961,446 shares of common stock (or common stock equivalents) and warrants to purchase up to an additional 480,723 shares of common stock. Each share (or common stock equivalent) is priced at $2.10 and is accompanied by a warrant. The warrants will have an exercise price of $2.031 per share, becoming exercisable six months after issuance and expiring five and one-half years from the date of issuance. The closing of this transaction is expected on or about December 9, 2024, subject to customary closing conditions.

Strategic Investors and Placement Details

The financing was led by Gravitas Capital and SDS Capital Group, alongside other biotechnology-focused private investors. President Street Global served as the exclusive placement agent for the offering, ensuring seamless execution of the transaction.

After deducting placement agent fees and other offering-related expenses, the Company intends to allocate the net proceeds toward clinical development, including advancing its flagship TH104 development program, as well as general working capital.

Advancing Innovation in Biotechnology

This financing reinforces Tharimmune’s commitment to advancing its portfolio of therapeutic candidates. TH104, the Company’s lead clinical asset, is designed to address chronic pruritus associated with primary biliary cholangitis (PBC), a rare and challenging autoimmune liver disease.

Regulatory Details

The securities in this private placement were offered under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D thereunder. The shares of common stock and underlying warrants are not registered under the Securities Act or state securities laws. The Company has agreed to file a resale registration statement covering these securities to enable their future trading upon registration or qualification under applicable laws.

About Tharimmune

Tharimmune, Inc. is a clinical-stage biotechnology company focused on developing innovative therapies in immunology, inflammation, and oncology. The Company’s lead product candidate, TH104, leverages a unique transdermal buccal film technology designed to address inflammatory conditions, including pruritus associated with PBC. Tharimmune is also advancing TH023, an oral TNF-alpha inhibitor, and exploring novel multi-specific biologics targeting solid tumors. Through a licensing agreement with OmniAb, Inc., the Company harnesses cutting-edge antibody discovery platforms to target specified disease markers. Learn more at www.tharimmune.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, contained in this press release, including statements regarding the timing and design of Tharimmune’s future Phase 2 trial, Tharimmune’s strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements. Factors that may cause such differences, include, but are not limited to, those discussed under Risk Factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2023 and other periodic reports filed by the Company from time to time with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this release. Subsequent events and developments may cause the Company’s views to change; however, the Company does not undertake and specifically disclaims any obligation to update or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.

Contact Information

Tharimmune, Inc.
ir@tharimmune.com

Alliance Advisors IR
Tirth T. Patel
tpatel@allianceadvisors.com
212-201-6614